AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2006

Registration No. 333-107066

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 13 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper Rudnick Gray Cary US LLP

4700 Six Forks Road, Suite 200

Raleigh, North Carolina 27609-5244

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters 2,763,513 of the securities that remain unsold under the Registration Statement as of the date hereof so that only 174,400,000 shares will remain available for sale under the Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Explanatory Note

This Post-Effective Amendment No. 13 to the Registration Statement on Form S-11 (Registration No. 333-107066) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

Pursuant to this Registration Statement, declared effective November 26, 2003, Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) registered 600,000,000 shares of common stock for its primary offering and 185,000,000 shares of common stock for its dividend reinvestment plan offering. Post-Effective Amendment No. 12 to the Registration Statement, declared effective on March 8, 2006, deregistered all remaining unsold primary offering shares. Wells REIT II is filing this Post-Effective Amendment No. 13 to the Registration Statement to deregister 2,763,513 unsold dividend reinvestment plan offering shares. After the effective date of this Post-Effective Amendment No. 13, 174,400,000 dividend reinvestment plan shares will remain available for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 14, 2006

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Leo F. Wells, III	President and Director	April 14, 2006

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)	April 14, 2006

* Charles R. Brown	Director	April 14, 2006

* Richard W. Carpenter	Director	April 14, 2006

* Bud Carter	Director	April 14, 2006

* Donald S. Moss	Director	April 14, 2006

* Jack M. Pinkerton	Director	April 14, 2006

* Walter W. Sessoms	Director	April 14, 2006

* Neil H. Strickland	Director	April 14, 2006

* W. Wayne Woody	Director	April 14, 2006

* /s/ Douglas P. Williams Douglas P. Williams, as attorney-in-fact		April 14, 2006